Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Investor Contacts:
	Martha Holler	Steve McGarry
	703/984-5178	703/984-6746
Joe Fisher
703/984-5755
SALLIE MAE REPORTS SECOND-QUARTER 2008 RESULTS
RESTON, Va., July 23, 2008 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported second-quarter 2008 performance results that include strong growth in student loan originations by the company's internal lending brands and solid performance by the company’s core student loan businesses.
      For the 2008 second quarter, “core earnings” net income totaled $156 million, or $.27 diluted earnings per share. These results include the effect of restructuring-related charges of $53 million ($.08 per diluted share), purchased-paper business losses of $26 million ($.05 per diluted share), and asset-backed financing facilities fees of $109 million ($.15 per diluted share). “Core earnings” net income from the company's lending business was $175 million in the second-quarter 2008, up from $170 million in the year-ago period.
      For the 2007 second quarter, “core earnings” net income totaled $189 million, or $.43 diluted earnings per share.
     “Our funding costs have been extraordinarily high throughout 2008,” said Albert L. Lord, vice chairman and CEO. “Recent spread narrowing is encouraging because our earnings potential in 2008 and beyond is largely dependent on future funding costs.”
      Student loans originated through Sallie Mae’s internal brands, the most profitable segment of total student loan originations, were $2.7 billion in the second-quarter 2008, up 12 percent from the year-ago quarter’s $2.4 billion. Total student loan originations were $3.3 billion in the 2008 second quarter, compared to $3.6 billion in the year-ago period, the decrease driven by the changing nature of the company’s relationships with external lending partners and a shift from purchasing, to servicing, their loans. The company expects its internal lending brands to represent a growing majority of total student loan originations.
      The company’s managed student loan portfolio totaled $171.9 billion at June 30, 2008, compared to $153.2 billion one year ago.

      Funding and liquidity improved during the 2008 second quarter:  1) the company issued more than $7 billion in term asset-backed securitization transactions and spreads declined significantly;  2) the company issued $2.5 billion of senior, unsecured notes for the first time since March 2007; and  3) the U.S. Department of Education received Congressional authority to implement a solution to provide liquidity for federal student loans.
      Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance. Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Second Quarter 2008 Supplemental Earnings Disclosure.
      Sallie Mae reported second-quarter 2008 GAAP net income of $266 million, or $.50 diluted earnings per share, compared to net income of $966 million, or $1.03 diluted earnings per share, in the 2007 second quarter. The largest difference between GAAP and “core earnings” second-quarter 2008 earnings per share results is the net impact of derivative accounting which, under SFAS\ 133, resulted in a $447 million unrealized, mark-to-market, pre-tax gain recognized in GAAP, but not in “core earnings,” results.
      The GAAP provision for loan losses was $143 million, down from the year-ago quarter’s $148 million. GAAP net interest income was $403 million for the 2008 second quarter, compared to $399 million in the second-quarter 2007. Under GAAP accounting, the provision for loan losses and net interest income are based only on on-balance sheet loans; the comparable “core earnings” figures are based on total managed loans.
      Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
      The company will host an earnings conference call tomorrow, July 24 at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, July 24, 2008, starting at 7:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 53880816. The conference call will be replayed continuously beginning at 11 a.m. EDT on Thursday, July 24, 2008, and concluding at midnight on Aug. 7, 2008. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 53880816. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Second Quarter 2008. All information in this release is as of July 23, 2008. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages nearly $172 billion in education loans and serves 10 million student and parent customers. Through its Upromise affiliates, the company also manages more than $19 billion in 529 college-savings plans, and is a major, private source of college funding contributions in America with 9 million members and $425 million in member rewards. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

SLM CORPORATION

Supplemental Earnings Disclosure

June 30, 2008

(In millions, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS

GAAP Basis
Net income (loss)	$266	$(104)	$966	$162	$1,082
Diluted earnings (loss) per common share	$.50	$(.28)	$1.03	$.23	$1.82
Return on assets	.74%	(.29)%	3.23%	.23%	1.89%

“Core Earnings” Basis(1)
“Core Earnings” net income	$156	$188	$189	$344	$440
“Core Earnings” diluted earnings per common share	$.27	$.34	$.43	$.62	$.99
“Core Earnings” return on assets	.34%	.41%	.45%	.38%	.54%

OTHER OPERATING STATISTICS

Average on-balance sheet student loans	$133,748	$129,341	$108,865	$131,544	$105,203
Average off-balance sheet student loans	38,175	39,163	43,432	38,670	44,044

Average Managed student loans	$171,923	$168,504	$152,297	$170,214	$149,247

Ending on-balance sheet student loans, net	$134,289	$131,013	$110,626
Ending off-balance sheet student loans, net	37,615	38,462	42,577

Ending Managed student loans, net	$171,904	$169,475	$153,203

Ending Managed FFELP Stafford and Other Student Loans, net	$51,622	$49,179	$42,865
Ending Managed FFELP Consolidation Loans, net	89,213	90,105	85,276
Ending Managed Private Education Loans, net	31,069	30,191	25,062

Ending Managed student loans, net	$171,904	$169,475	$153,203

(1)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30,	March 31,	June 30,
	2008	2008	2007
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $56,882; $52,238; and $11,337, respectively)	$43,146,711	$40,168,284	$31,503,088
FFELP Consolidation Loans (net of allowance for losses of $40,811; $41,759; and $12,746, respectively)	73,171,342	73,867,639	68,109,269
Private Education Loans (net of allowance for losses of $970,150; $938,409; and $427,904, respectively)	17,970,556	16,977,146	11,013,668
Other loans (net of allowance for losses of $46,794; $44,575; and $19,989, respectively)	902,684	1,140,468	1,178,052
Cash and investments	7,912,882	5,318,506	4,565,606
Restricted cash and investments	3,701,454	4,170,934	4,300,826
Retained Interest in off-balance sheet securitized loans	2,544,517	2,874,481	3,448,045
Goodwill and acquired intangible assets, net	1,304,941	1,319,723	1,356,620
Other assets	12,907,154	13,335,811	7,327,108

Total assets	$163,562,241	$159,172,992	$132,802,282

Liabilities
Short-term borrowings	$37,191,756	$38,095,928	$9,758,465
Long-term borrowings	117,920,836	112,485,060	114,365,577
Other liabilities	2,905,165	3,377,229	3,320,098

Total liabilities	158,017,757	153,958,217	127,444,140

Commitments and contingencies

Minority interest in subsidiaries	9,480	6,608	10,081

Stockholders’ equity

Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 1,150; 1,150; and 0 shares, respectively, issued at liquidation preference of $1,000 per share	1,150,000	1,150,000	—
Common stock, par value $.20 per share, 1,125,000 shares authorized: 534,010; 533,678; and 436,095 shares, respectively, issued	106,802	106,736	87,219
Additional paid-in capital	4,637,731	4,610,278	2,721,554
Accumulated other comprehensive income (loss), net of tax	61,994	(2,394)	265,388
Retained earnings	855,527	617,184	2,790,674

Stockholders’ equity before treasury stock	7,377,054	7,046,804	6,429,835
Common stock held in treasury: 66,445; 66,301; and 23,477 shares, respectively	1,842,050	1,838,637	1,081,774

Total stockholders’ equity	5,535,004	5,208,167	5,348,061

Total liabilities and stockholders’ equity	$163,562,241	$159,172,992	$132,802,282

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$497,598	$464,476	$511,300	$962,074	$962,062
FFELP Consolidation Loans	769,664	836,656	1,087,254	1,606,320	2,102,100
Private Education Loans	409,323	443,522	329,351	852,845	667,772
Other loans	21,355	23,344	26,453	44,699	54,426
Cash and investments	70,521	123,816	141,524	194,337	255,428

Total interest income	1,768,461	1,891,814	2,095,882	3,660,275	4,041,788
Total interest expense	1,365,918	1,615,445	1,697,229	2,981,363	3,229,319

Net interest income	402,543	276,369	398,653	678,912	812,469
Less: provisions for loan losses	143,015	137,311	148,200	280,326	298,530

Net interest income after provisions for loan losses	259,528	139,058	250,453	398,586	513,939

Other income (loss):
Gains on student loan securitizations	—	—	—	—	367,300
Servicing and securitization revenue	1,630	107,642	132,987	109,272	384,925
Losses on sales of loans and securities, net	(43,583)	(34,666)	(10,921)	(78,249)	(41,888)
Gains (losses) on derivative and hedging activities, net	362,043	(272,796)	821,566	89,247	464,597
Contingency fee revenue	83,790	85,306	80,237	169,096	167,559
Collections revenue	26,365	57,239	77,092	83,604	142,654
Guarantor servicing fees	23,663	34,653	30,273	58,316	69,514
Other	108,728	93,533	89,004	202,261	185,437

Total other income	562,636	70,911	1,220,238	633,547	1,740,098
Expenses:
Restructuring expenses	46,740	20,678	—	67,418	—
Operating expenses	353,688	355,648	398,800	709,336	754,974

Total expenses	400,428	376,326	398,800	776,754	754,974

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	421,736	(166,357)	1,071,891	255,379	1,499,063
Income tax expense (benefit)	153,074	(62,488)	104,724	90,586	414,738

Income (loss) before minority interest in net earnings of subsidiaries	268,662	(103,869)	967,167	164,793	1,084,325
Minority interest in net earnings of subsidiaries	2,926	(65)	696	2,861	1,701

Net income (loss)	265,736	(103,804)	966,471	161,932	1,082,624
Preferred stock dividends	27,391	29,025	9,156	56,416	18,249

Net income (loss) attributable to common stock	$238,345	$(132,829)	$957,315	$105,516	$1,064,375

Basic earnings (loss) per common share	$.51	$(.28)	$2.32	$.23	$2.59

Average common shares outstanding	466,649	466,580	411,870	466,615	411,457

Diluted earnings (loss) per common share	$.50	$(.28)	$1.03	$.23	$1.82

Average common and common equivalent shares outstanding	517,954	466,580	452,406	467,316	454,139

Dividends per common share	$—	$—	$—	$—	$.25

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$524,022	$—	$—	$524,022	$(26,424)	$497,598
FFELP Consolidation Loans	907,669	—	—	907,669	(138,005)	769,664
Private Education Loans	665,452	—	—	665,452	(256,129)	409,323
Other loans	21,355	—	—	21,355	—	21,355
Cash and investments	80,445	—	4,902	85,347	(14,826)	70,521

Total interest income	2,198,943	—	4,902	2,203,845	(435,384)	1,768,461
Total interest expense	1,604,872	6,933	5,074	1,616,879	(250,961)	1,365,918

Net interest income (loss)	594,071	(6,933)	(172)	586,966	(184,423)	402,543
Less: provisions for loan losses	192,181	—	—	192,181	(49,166)	143,015

Net interest income (loss) after provisions for loan losses	401,890	(6,933)	(172)	394,785	(135,257)	259,528
Contingency fee revenue	—	83,790	—	83,790	—	83,790
Collections revenue	—	27,517	—	27,517	(1,152)	26,365
Guarantor servicing fees	—	—	23,663	23,663	—	23,663
Other income	61,898	—	45,587	107,485	321,333	428,818

Total other income	61,898	111,307	69,250	242,455	320,181	562,636
Restructuring expenses	30,947	5,174	10,619	46,740	—	46,740
Operating expenses	154,505	110,340	73,871	338,716	14,972	353,688

Total expenses	185,452	115,514	84,490	385,456	14,972	400,428

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	278,336	(11,140)	(15,412)	251,784	169,952	421,736
Income tax expense (benefit)(1)	102,917	(4,050)	(5,651)	93,216	59,858	153,074
Minority interest in net earnings of subsidiaries	—	2,926	—	2,926	—	2,926

Net income (loss)	$175,419	$(10,016)	$(9,761)	$155,642	$110,094	$265,736

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$494,382	$—	$—	$494,382	$(29,906)	$464,476
FFELP Consolidation Loans	988,486	—	—	988,486	(151,830)	836,656
Private Education Loans	749,321	—	—	749,321	(305,799)	443,522
Other loans	23,344	—	—	23,344	—	23,344
Cash and investments	141,902	—	6,267	148,169	(24,353)	123,816

Total interest income	2,397,435	—	6,267	2,403,702	(511,888)	1,891,814
Total interest expense	1,824,471	6,840	5,202	1,836,513	(221,068)	1,615,445

Net interest income (loss)	572,964	(6,840)	1,065	567,189	(290,820)	276,369
Less: provisions for loan losses	181,321	—	—	181,321	(44,010)	137,311

Net interest income (loss) after provisions for loan losses	391,643	(6,840)	1,065	385,868	(246,810)	139,058
Contingency fee revenue	—	85,306	—	85,306	—	85,306
Collections revenue	—	56,361	—	56,361	878	57,239
Guarantor servicing fees	—	—	34,653	34,653	—	34,653
Other income (loss)	44,345	—	50,641	94,986	(201,273)	(106,287)

Total other income	44,345	141,667	85,294	271,306	(200,395)	70,911
Restructuring expenses	15,550	434	4,694	20,678	—	20,678
Operating expenses	163,636	106,142	69,655	339,433	16,215	355,648

Total expenses	179,186	106,576	74,349	360,111	16,215	376,326

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	256,802	28,251	12,010	297,063	(463,420)	(166,357)
Income tax expense (benefit)(1)	94,067	10,348	4,399	108,814	(171,302)	(62,488)
Minority interest in net earnings of subsidiaries	—	(65)	—	(65)	—	(65)

Net income (loss)	$162,735	$17,968	$7,611	$188,314	$(292,118)	$(103,804)

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2007
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$718,624	$—	$—	$718,624	$(207,324)	$511,300
FFELP Consolidation Loans	1,391,015	—	—	1,391,015	(303,761)	1,087,254
Private Education Loans	692,499	—	—	692,499	(363,148)	329,351
Other loans	26,453	—	—	26,453	—	26,453
Cash and investments	182,644	—	7,197	189,841	(48,317)	141,524

Total interest income	3,011,235	—	7,197	3,018,432	(922,550)	2,095,882
Total interest expense	2,371,441	6,612	5,425	2,383,478	(686,249)	1,697,229

Net interest income (loss)	639,794	(6,612)	1,772	634,954	(236,301)	398,653
Less: provisions for loan losses	246,981	—	—	246,981	(98,781)	148,200

Net interest income (loss) after provisions for loan losses	392,813	(6,612)	1,772	387,973	(137,520)	250,453
Contingency fee revenue	—	80,233	—	80,233	4	80,237
Collections revenue	—	77,412	—	77,412	(320)	77,092
Guarantor servicing fees	—	—	30,273	30,273	—	30,273
Other income	59,458	—	48,141	107,599	925,037	1,032,636

Total other income	59,458	157,645	78,414	295,517	924,721	1,220,238
Operating expenses	181,650	96,307	104,432	382,389	16,411	398,800

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	270,621	54,726	(24,246)	301,101	770,790	1,071,891
Income tax expense (benefit)(1)	100,130	20,248	(8,971)	111,407	(6,683)	104,724
Minority interest in net earnings of subsidiaries	—	696	—	696	—	696

Net income (loss)	$170,491	$33,782	$(15,275)	$188,998	$777,473	$966,471

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Six months ended June 30, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,018,404	$—	$—	$1,018,404	$(56,330)	$962,074
FFELP Consolidation Loans	1,896,155	—	—	1,896,155	(289,835)	1,606,320
Private Education Loans	1,414,773	—	—	1,414,773	(561,928)	852,845
Other loans	44,699	—	—	44,699	—	44,699
Cash and investments	222,347	—	11,169	233,516	(39,179)	194,337

Total interest income	4,596,378	—	11,169	4,607,547	(947,272)	3,660,275
Total interest expense	3,429,343	13,773	10,276	3,453,392	(472,029)	2,981,363

Net interest income (loss)	1,167,035	(13,773)	893	1,154,155	(475,243)	678,912
Less: provisions for loan losses	373,502	—	—	373,502	(93,176)	280,326

Net interest income (loss) after provisions for loan losses	793,533	(13,773)	893	780,653	(382,067)	398,586
Contingency fee revenue	—	169,096	—	169,096	—	169,096
Collections revenue	—	83,878	—	83,878	(274)	83,604
Guarantor servicing fees	—	—	58,316	58,316	—	58,316
Other income	106,243	—	96,228	202,471	120,060	322,531

Total other income	106,243	252,974	154,544	513,761	119,786	633,547
Restructuring expenses	46,497	5,608	15,313	67,418	—	67,418
Operating expenses	318,141	216,482	143,526	678,149	31,187	709,336

Total expenses	364,638	222,090	158,839	745,567	31,187	776,754

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	535,138	17,111	(3,402)	548,847	(293,468)	255,379
Income tax expense (benefit)(1)	196,984	6,298	(1,252)	202,030	(111,444)	90,586
Minority interest in net earnings of subsidiaries	—	2,861	—	2,861	—	2,861

Net income (loss)	$338,154	$7,952	$(2,150)	$343,956	$(182,024)	$161,932

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Six months ended June 30, 2007
		Asset
		Performance	Corporate	Total ‘‘Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,413,977	$—	$—	$1,413,977	$(451,915)	$962,062
FFELP Consolidation Loans	2,722,250	—	—	2,722,250	(620,150)	2,102,100
Private Education Loans	1,350,083	—	—	1,350,083	(682,311)	667,772
Other loans	54,426	—	—	54,426	—	54,426
Cash and investments	344,321	—	9,332	353,653	(98,225)	255,428

Total interest income	5,885,057	—	9,332	5,894,389	(1,852,601)	4,041,788
Total interest expense	4,591,577	13,299	10,993	4,615,869	(1,386,550)	3,229,319

Net interest income (loss)	1,293,480	(13,299)	(1,661)	1,278,520	(466,051)	812,469
Less: provisions for loan losses	444,911	—	606	445,517	(146,987)	298,530

Net interest income (loss) after provisions for loan losses	848,569	(13,299)	(2,267)	833,003	(319,064)	513,939
Contingency fee revenue	—	167,559	—	167,559	—	167,559
Collections revenue	—	142,734	—	142,734	(80)	142,654
Guarantor servicing fees	—	—	69,514	69,514	—	69,514
Other income	103,876	—	99,458	203,334	1,157,037	1,360,371

Total other income	103,876	310,293	168,972	583,141	1,156,957	1,740,098
Operating expenses	353,213	189,555	171,937	714,705	40,269	754,974

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	599,232	107,439	(5,232)	701,439	797,624	1,499,063
Income tax expense (benefit)(1)	221,716	39,752	(1,936)	259,532	155,206	414,738
Minority interest in net earnings of subsidiaries	—	1,701	—	1,701	—	1,701

Net income (loss)	$377,516	$65,986	$(3,296)	$440,206	$642,418	$1,082,624

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$155,642	$188,314	$188,998	$343,956	$440,206
“Core Earnings” adjustments:
Net impact of securitization accounting	(246,506)	(79,146)	(15,071)	(325,652)	406,414
Net impact of derivative accounting	450,609	(363,368)	841,564	87,241	509,840
Net impact of Floor Income	(18,809)	(5,577)	(39,246)	(24,386)	(78,267)
Net impact of acquired intangibles	(15,342)	(15,329)	(16,457)	(30,671)	(40,363)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	169,952	(463,420)	770,790	(293,468)	797,624
Net tax effect(B)	(59,858)	171,302	6,683	111,444	(155,206)

Total “Core Earnings” adjustments	110,094	(292,118)	777,473	(182,024)	642,418

GAAP net income (loss)	$265,736	$(103,804)	$966,471	$161,932	$1,082,624

GAAP diluted earnings (loss) per common share	$.50	$(.28)	$1.03	$.23	$1.82

(A) “Core Earnings” diluted earnings per common share	$.27	$.34	$.43	$.62	$.99

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate. For the quarter and six months ended June 30, 2007, the “Core Earnings” effective tax rate is different than GAAP primarily from the exclusion of the permanent income tax impact of the equity forward contracts. The Company settled all of its equity forward contracts in January 2008.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed loan portfolio, a limitation of this presentation is that we present the ongoing spread income on loans that have been sold to a trust we manage. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans, tracking results, and establishing corporate performance targets. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment, and occurred in our Corporate and Other reportable segment related to equity forward contracts for the year-ago quarters. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked to market through earnings. The Company settled all of its equity forward contracts in January 2008.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, are marked to market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.